Exhibit 99.1

Press Release

MagnaChip Reports Third Quarter 2011 Financial Results

•	Power Solutions Revenue Grew 11% Sequentially and 48% Year-over-Year

•	Display Solutions Revenue Grew 11% Sequentially and 18% Year-over -Year

SEOUL, South Korea and CUPERTINO, Calif., October 26, 2011 — MagnaChip Semiconductor Corporation (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $200.4 million, a 1.6% decrease compared to $203.7 million for the second quarter of 2011, and a 4.3% decrease compared to $209.4 million for the third quarter of 2010.

Gross profit was $60.1 million or 30.0%, as a percent of revenue, for the third quarter of 2011. This compares to gross profit of 66.2 million or 32.5 % for the second quarter of 2011 and $69.3 million or 33.1% for the third quarter of 2010.

“Despite continued weakness in the global semiconductor market, we managed to deliver results consistent with our original guidance while growing Power Solutions 11% sequentially and 48% year-over-year,” said Sang Park, MagnaChip’s Chairman and Chief Executive Officer. “While many of our peers reduced their outlook as the quarter progressed, we delivered on our initial expectations based on the strength of our blue-chip customer relationships, diverse product portfolio and growing Power and Display Solutions businesses. Having a strategy that capitalizes on the strength of our Foundry, Display and Power products better positions us for growth as the macro environment begins its recovery.”

Net loss, on a GAAP basis, for the third quarter of 2011 totaled $56.0 million or $1.43 per diluted share. This compares to net income of $31.6 million or $0.78 per diluted share for the second quarter of 2011 and a net income of $61.5 million or $1.57 per diluted share for the third quarter of 2010. Net loss was primarily impacted by a non-cash foreign currency translation loss of $68.1 million due to the appreciation of the US dollar against the Korean won associated with intercompany balances.

Adjusted net income, a non-GAAP measurement, for the third quarter of 2011 totaled $18.2 million or $0.46 per diluted share compared to $22.5 million or $0.56 per diluted share for the second quarter of 2011 and $26.2 million or $0.67 per diluted share for the third quarter of 2010.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip Semiconductor Corporation’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus restricted cash) totaled $168.7 million at the end of the third quarter of 2011, a decrease of $9.1 million from the end of the prior quarter primarily due to a cash payment of $12.1 million related to the $11.3 million repurchase of senior notes during the quarter. Cash provided from operations totaled approximately $18.7 million for the third quarter of 2011.

Revenue by Segment

In thousands of US dollars	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Semiconductor Manufacturing Services	$81,571	$96,458	$113,171
Display Solutions	91,767	82,719	77,989
Power Solutions	26,358	23,739	17,801
Other	709	763	487
Total Revenue	$200,405	$203,679	$209,448

Third Quarter and Recent Company Highlights

•	Reduced the Aggregate Principal Amount of the Company’s Outstanding 10.500% Senior Notes from $215.0M to $203.7M by Repurchasing and Retiring $11.3M of Principal.

•	Announced $35 Million Common Stock Repurchase Program.

•	Began Supplying AMOLED Display Drivers for Samsung’s Galaxy S2 LTE Smartphone.

•	Shipped Pre-Production Samples of AC LED Lighting Drivers to a Leading Korean LED Manufacturer.

•	Delivered IGBT Engineering Samples to Several Key Asian and Western Power Customers.

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization, interest expense, net, income tax expense, restructuring and impairment charges, stock-based compensation expense, foreign currency loss (gain), net, derivative valuation loss (gain), net, and loss on early extinguishment of senior notes. Adjusted net income (loss) excludes charges related to restructuring and impairment, stock-based compensation expense, amortization of intangible assets associated with continuing operations, foreign currency loss (gain), net, derivative valuation loss (gain), net, and loss on early extinguishment of senior notes. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip Semiconductor Corporation is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip Semiconductor believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip Semiconductor’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip Semiconductor Corporation’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including fourth quarter 2011 revenue. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip Semiconductor Corporation’s filings with the SEC, including our Form 10-K filed on March 18, 2011 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip Semiconductor Corporation assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net sales	$200,405	$203,679	$209,448
Cost of sales	140,284	137,497	140,133

Gross profit	60,121	66,182	69,315

Gross profit %	30.0%	32.5%	33.1%
Selling, general and administrative expenses	17,881	17,458	16,202
Research and development expenses	19,003	20,614	23,119
Restructuring and impairment charges	1,621	2,475	442

Operating income	21,616	25,635	29,552
Other income (expenses)
Interest expense, net	(5,860)	(6,369)	(7,312)
Foreign currency gain (loss), net	(68,058)	18,234	41,400
Loss on early extinguishment of senior notes	(1,357)	(4,103)	—
Other	(558)	203	312

	(75,833)	7,965	34,400

Income (loss) before income taxes	(54,217)	33,600	63,952

Income tax expense	1,793	1,970	2,457

Net income (loss)	$(56,010)	$31,630	$61,495

Earnings (loss) per common share :
- Basic	$(1.43)	$0.81	$1.63
- Diluted	$(1.43)	$0.78	$1.57

Weighted average number of shares—Basic	39,064,071	39,066,303	37,819,820
Weighted average number of shares—Diluted	39,064,071	40,294,902	39,200,585

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net income (loss)	$(56,010)	$31,630	$61,495
Adjustments:
Depreciation and amortization	13,053	15,412	14,347
Interest expense, net	5,861	6,368	7,312
Income tax expenses	1,793	1,970	2,457
Restructuring and impairment charges	1,621	2,475	442
Stock-based compensation expense	552	605	1,320
Foreign currency loss (gain), net	68,058	(18,234)	(41,400)
Derivative valuation loss (gain), net	558	(203)	(312)
Loss on early extinguishment of senior notes	1,357	4,103	—

Adjusted EBITDA	$36,843	$44,126	$45,661

Adjusted EBITDA per common share:
- Diluted	$0.92	$1.10	$1.16
Weighted average number of shares—Diluted	39,973,691	40,294,902	39,200,585
Net income (loss)	$(56,010)	$31,630	$61,495
Adjustments:
Restructuring and impairment charges	1,621	2,475	442
Stock-based compensation expense	552	605	1,320
Amortization of intangibles	2,092	2,080	4,681
Foreign currency loss (gain), net	68,058	(18,234)	(41,400)
Derivative valuation loss (gain), net	558	(203)	(312)
Loss on early extinguishment of senior notes	1,357	4,103	—

Adjusted net income	$18,228	$22,456	$26,226

Adjusted net income per common share:
- Diluted	$0.46	$0.56	$0.67
Weighted average number of shares—Diluted	39,973,691	40,294,902	39,200,585

We define Adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization (ii) interest expense, net, (iii) income tax expense, (iv) restructuring and impairment charges (v) stock-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation loss (gain), net, and (viii) loss on early extinguishment of senior notes.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income(loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income (loss) adjusted to exclude (i) restructuring and impairment charges, (ii) stock-based compensation expense, (iii) amortization of intangible assets associated with continuing operations, (iv) foreign currency loss (gain), net, (v) derivative valuation loss (gain), net, and (vi) loss on early extinguishment of senior notes.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$159,468	$172,172
Restricted cash	9,210	—
Accounts receivable, net	124,150	119,054
Inventories, net	69,817	68,435
Other receivables	1,950	2,919
Prepaid expenses	8,770	8,207
Other current assets	8,159	18,920

Total current assets	381,524	389,707

Property, plant and equipment, net	180,032	179,012
Intangible assets, net	18,565	27,538
Long-term prepaid expenses	4,759	8,235
Other non-current assets	20,986	21,252

Total assets	$605,866	$625,744

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$75,947	$58,264
Other accounts payable	12,425	14,645
Accrued expenses	37,012	32,635
Current portion of capital lease obligations	4,415	5,557
Other current liabilities	13,762	5,048

Total current liabilities	143,561	116,149
Long-term borrowings, net	201,325	246,882
Long-term obligations under capital lease	—	3,105
Accrued severance benefits, net	91,106	87,778
Other non-current liabilities	9,927	8,979

Total liabilities	445,919	462,893

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 39,354,006 and 38,401,985 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	394	384
Additional paid-in capital	98,310	95,585
Retained earnings	70,245	72,157
Accumulated other comprehensive loss	(9,002)	(5,275)

Total stockholders’ equity	159,947	162,851

Total liabilities and stockholders’ equity	$605,866	$625,744

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2011	September 30, 2010
Cash flows from operating activities
Net income (loss)	$(56,010)	$(1,912)	$61,849
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,053	42,368	44,332
Provision for severance benefits	4,741	13,137	15,123
Amortization of debt issuance costs and original issue discount	237	728	687
Loss (gain) on foreign currency translation, net	77,329	33,220	(16,704)
Gain on disposal of property, plant and equipment, net	(4)	(15)	(7)
Loss on disposal of intangible assets, net	9	17	9
Restructuring and impairment charges	1,621	4,096	1,045
Stock-based compensation	552	1,798	4,072
Cash used for reorganization items	—	—	1,573
Loss on early extinguishment of senior notes	1,357	5,460	—
Other	(453)	651	951
Changes in operating assets and liabilities
Accounts receivable	(6,503)	(4,400)	(61,771)
Inventories	9,900	(4,400)	193
Other receivables	2,145	836	(1,229)
Other current assets	(2,312)	(3,196)	(221)
Deferred tax assets	659	1,483	1,133
Accounts payable	2,933	15,072	10,400
Other accounts payable	(6,643)	7,157	6,332
Accrued expenses	(21,419)	(18,278)	22,094
Other current liabilities	(54)	(1,209)	516
Payment of severance benefits	(2,804)	(6,549)	(4,707)
Other non-current liabilities	373	141	(2,470)

Net cash provided by operating activities before reorganization items	18,707	86,205	83,200

Cash used for reorganization items	—	—	(1,573)

Net cash provided by operating activities	18,707	86,205	81,627

Cash flows from investing activities
Increase in restricted cash	(9,711)	(9,711)	—
Proceeds from disposal of plant, property and equipment	6	29	10
Purchase of plant, property and equipment	(16,019)	(42,945)	(29,739)
Payment for intellectual property registration	(197)	(521)	(437)
Decrease in short-term financial instruments	—	—	329
Collection of guarantee deposits	5	984	1,011
Payment of guarantee deposits	(1,006)	(2,489)	(794)
Other	(223)	(625)	(13)

Net cash used in investing activities	(27,145)	(55,278)	(29,633)

Cash flows from financing activities
Proceeds from issuance of common stock	17	8,835	—
Proceeds from issuance of senior notes	—	—	246,685
Debt issuance costs paid	—	—	(8,313)
Distribution to stockholders	—	—	(130,697)
Repayment of long-term borrowings	—	—	(61,750)
Repurchase of senior notes	(12,157)	(50,307)	—
Repayment of obligations under capital lease	(1,649)	(4,831)	(1,812)

Net cash provided by (used in) financing activities	(13,789)	(46,303)	44,113
Effect of exchange rates on cash and cash equivalents	3,931	2,672	397

Net increase (decrease) in cash and cash equivalents	(18,296)	(12,704)	96,504

Cash and cash equivalents
Beginning of the period	177,764	172,172	64,925

End of the period	$159,468	$159,468	$161,429